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                                                                   Exhibit 10.23

                                 AMENDMENT NO. 2

                                     TO THE

                            2001 STOCK INCENTIVE PLAN

                                       OF

                           RENAISSANCERE HOLDINGS LTD.

         This Amendment No. 2 (the "Amendment") to the 2001 Stock Incentive Plan of RenaissanceRe Holdings Ltd. (the "Plan") is made effective as of this 5th day of February, 2002.

         Pursuant to resolutions of the Board of Directors (the "Board") of RenaissanceRe Holdings Ltd. (the "Company") dated February 5, 2002, the Plan is hereby amended as follows:

         1. Subject to the approval of the Company's shareholders, Section 5(a) is hereby amended in its entirety to read as follows:

                 (a) subject to Section 11, the aggregate number of shares of Stock reserved and available for issuance pursuant to Awards under the Plan is 18,000,000;

         2. Section 8(b) is hereby amended by adding the following new subsection (iii) at the end thereof:

                 (iii) Notwithstanding the foregoing, except in extraordinary circumstances, as determined by the Committee, the Restricted Stock shall be subject to a three (3) year vesting schedule, with 33.3% of the aggregate Restricted Stock granted vesting in each year, commencing on the first anniversary of the date of grant.

         3.      Section 9 is hereby amended in its entirety to read as follows:

                 The Committee, in its discretion, may grant Stock Bonuses to any eligible individual under this Plan in an amount equivalent to the portion of cash bonus that such eligible individual is willing to forego in order to receive such Stock Bonus. In addition, the Committee, in its discretion, may grant an additional number of shares of Restricted Stock, subject to the provisions of Section 8 above, equal to the portion of the eligible individual's foregone cash bonus. Any such Stock Bonuses and any related agreements shall contain such terms and conditions as the Committee deems appropriate. Such Stock Bonuses and agreements need not be identical.

         4. Except as expressly provided herein, the terms and conditions of the Plan shall remain unchanged.


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                                      * * *

         IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the 5th day of February, 2002, on behalf of the Board.

                                      RENAISSANCERE HOLDINGS LTD.



                                      By: /s/ John M. Lummis
                                          Name: John M. Lummis
                                          Title: Executive Vice President and
                                                 Chief Financial Officer
                                                 (Principal Accounting Officer)